EXHIBIT 7
                                                                      ---------




           [Consent of independent petroleum engineering consultants]




We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (From 40-F) for the year ended December 31, 2006 and (ii) Registration Statement on Form F-9 (Registration No. 333-138873), filed with the Securities and Exchange Commission.


/s/  Sproule Associates Limited

Calgary, Alberta
March 6, 2007